As filed with the Securities and Exchange Commission on August 19,
   2003

                                           Registration No. 333-88801
   ======================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                          ------------------------

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                          -------------------------

                          ILLINOIS TOOL WORKS INC.
           (Exact name of registrant as specified in its charter)

             DELAWARE                             36-1258310
        (State of incorporation)              (I.R.S. Employer
                                             Identification No.)

                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                  (Address of principal executive offices)

               PREMARK INTERNATIONAL, INC. 1994 INCENTIVE PLAN
               PREMARK INTERNATIONAL, INC. DIRECTOR STOCK PLAN
                          (Full title of the Plans)

                           STEWART S. HUDNUT, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                          ILLINOIS TOOL WORKS INC.
                            3600 WEST LAKE AVENUE
                        GLENVIEW, ILLINOIS 60025-5811
                               (847) 724-7500
                     (Name, address and telephone number
                            of agent for service)

                               WITH A COPY TO:

                         EDWARD SPACAPAN, JR., ESQ.
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                         ___________________________







                              EXPLANATORY NOTE


        Illinois Tool Works Inc. (the "Registrant") filed a Registration Statement on Form S-8 on December 28, 1999 (File No. 333-88801) which registered 8,239,306 shares of common stock, par value $.01 per share ("Common Stock"), of the Registrant reserved for issuance pursuant to the Premark International, Inc. 1994 Incentive Plan (the "Premark Incentive Plan") and the Premark International, Inc. Director Stock Plan (the "Premark Director Plan").

        On March 18, 2003, the Registrant's Board of Directors approved, subject to stockholder approval, the merger of the Premark Incentive Plan into the Illinois Tool Works Inc. 1996 Stock Incentive Plan (the "ITW Plan"). The merger was approved by the Registrant's stockholders at its Annual Meeting of Stockholders on May 9, 2003. No future awards will be made under the Premark Incentive Plan or the Premark Director Plan.

        On August 8, 2003, the Registrant's Board of Directors authorized the filing of this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 2,499,279 shares of Common Stock previously registered that remain available for future grant under the Premark Incentive Plan. All of the 2,499,279 shares deregistered by this Post-Effective Amendment No. 1 are concurrently being registered on a registration statement on Form S-8 for the ITW Plan, and the associated registration fee paid by the Registrant to register these shares for the Premark Incentive Plan is being carried forward and applied to the registration fee necessary to register these shares under the ITW Plan.

        This Post-Effective Amendment No. 1 is also filed to terminate the Registration Statement with respect to the Premark Director Plan. All of the awards made to directors under the Premark Director Plan have been exercised or have expired and are no longer exercisable. No future awards will be made under the Premark Director Plan.

















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                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on August 8, 2003.

                            ILLINOIS TOOL WORKS INC.



                            By: /s/ Stewart S. Hudnut
                                --------------------------------------
                                 Stewart S. Hudnut,
                                 Senior Vice President,
                                 General Counsel & Secretary




        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on August 8, 2003.

   SIGNATURE                                    TITLE
   ---------                                    -----


    /s/ W. James Farrell              Chairman & Chief Executive Officer
   -----------------------------      & Director
   W. James Farrell                   (Principal Executive Officer)


    /s/ Jon C. Kinney                 Senior Vice President & Chief
   -----------------------------      Financial Officer
   Jon C. Kinney                      (Principal Financial & Accounting
                                      Officer)

    /s/ William F. Aldinger           Director
   -----------------------------
   William F. Aldinger

    /s/ Michael J. Birck              Director
   -----------------------------
   Michael J. Birck




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    /s/ Marvin D. Brailsford          Director
   -----------------------------
   Marvin D. Brailsford

    /s/ James R. Cantalupo            Director
   -----------------------------
   James R. Cantalupo

    /s/ Susan Crown                   Director
   -----------------------------
   Susan Crown

    /s/ Don H. Davis, Jr.             Director
   -----------------------------
   Don H. Davis, Jr.

    /s/ Robert C. McCormack           Director
   -----------------------------
   Robert C. McCormack

    /s/ Robert S. Morrison            Director
   -----------------------------
   Robert S. Morrison

    /s/ Harold B. Smith               Director
   -----------------------------
   Harold B. Smith

























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